[EXHIBIT (a)(4)]
FORM OF NOTICE OF WITHDRAWAL
[IXIA LOGO]
OPTION EXCHANGE PROGRAM
NOTICE OF WITHDRAWAL
INSTRUCTIONS:
If you previously elected to accept Ixia’s offer to exchange, and you would like to change your election with respect to some or all of your options, you must:
(1) COMPLETE THIS FORM, (2) SIGN AT THE BOTTOM, and (3) DELIVER IT TO THE IXIA STOCK PLAN ADMINISTRATOR in person, via interoffice mail, by fax to (818) 444-3100, by e-mail (via PDF or similar imaged document file) to kflesher@ixiacom.com or by mail to Ixia, 26601 West Agoura Road, Calabasas, California 91302, Attn: Karolyn Flesher, Ixia Stock Plan Administrator, as soon as possible, but in any event, before 9:00 p.m., Pacific Time, on August 5, 2008.
YOU WILL RECEIVE A CONFIRMATION OF RECEIPT BY EMAIL FROM THE IXIA STOCK PLAN ADMINISTRATOR PROMPTLY AFTER RECEIPT OF YOUR NOTICE OF WITHDRAWAL.
I previously received a copy of the offer to exchange, dated July 8, 2008, and the Election to Participate. I signed and returned the Election to Participate in which I elected to accept Ixia’s offer to exchange options. I now wish to change that election or withdraw my participation in the program and reject Ixia’s offer to exchange. By signing this Notice of Withdrawal and delivering it to the Ixia Stock Plan Administrator:
☐	I am withdrawing my acceptance of the offer and rejecting the offer to exchange all of my options.
OR
☐	I am withdrawing my acceptance of the offer and rejecting the offer to exchange ONLY with respect to the options set forth in the table below. [PLEASE TYPE OR PRINT CLEARLY]

		# OF	# OF
	OPTION GRANT	VESTED OPTIONS	UNVESTED OPTIONS	EXERCISE
	DATE	OUTSTANDING	OUTSTANDING	PRICE
☐
☐
☐
☐
☐
☐

IN ORDER TO REJECT THE OFFER, I MUST SIGN AND DELIVER THIS NOTICE OF WITHDRAWAL TO THE IXIA STOCK PLAN ADMINISTRATOR BEFORE 9:00 P.M., PACIFIC TIME, ON AUGUST 5, 2008.
By rejecting the offer to exchange options, I will not receive any new options under the option exchange program for those options for which the offer has been rejected, and I will keep my current options. These options will continue to be governed by the Ixia Amended and Restated 1997 Equity Incentive Plan and existing option agreements between Ixia and me. I have completed and signed the following exactly as my name appears on my original Election to Participate.

Signature:

Name:

Date:

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